                                                                                                Exhibit 99(j)(2)

BRIGGS
BUNTING &
DOUGHERTY, LLP
Certified Public Accountants and Business Advisors

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated May 16, 2003, accompanying the April 30, 2003 financial statements of Capstone Christian Stewardship Funds, Inc. (comprising, the Christian Stewardship Large Cap Equity Index Fund) which are incorporated by reference in Part B of the Post-Effective Amendment to the Fund's Registration Statement and Prospectus on Form N-1A. We consent to the use of the aforementioned report in the Registration Statement and Prospectus.

BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania
August 28, 2003